Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Celularity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.0001 per share, under 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	4,972,315(3)	$2.88	$14,320,267.20	$0.0000927	$1,327.49

Equity	Class A common stock, par value $0.0001 per share, under 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,243,078(4)	$2.88	$3,580,064.64	$0.0000927	$331.87

Total Offering Amounts					$17,900,331.84		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$1,659.36

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Common Stock”) that become issuable under the under the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in a change in the number of the registrant’s outstanding shares of Common Stock.

(2)

The price of $2.88 per share, which is the average of the high and low sale prices of the Common Stock on the Nasdaq Capital Market on August 5, 2022, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act.

(3)

Represents an automatic increase of 4,972,315 shares of Common Stock available for issuance under the 2021 Plan effective as of January 1, 2022. Shares available for issuance under the 2021 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 4, 2021 (File No. 333-260025).

(4)

Represents an automatic increase of 1,243,078 shares of Common Stock available for issuance under the ESPP, effective as of January 1, 2022. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 4, 2021 (File No. 333-260025).